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                               September 28, 2000



HealthAxis, Inc.
2500 DeKalb Pike
East Norriton, Pennsylvania  19401
Attention:  Board of Directors

Gentlemen:

         This letter will set forth the mutual understanding of HealthAxis.com, Inc., a Pennsylvania corporation ("HA.com") and HealthAxis, Inc., a Pennsylvania corporation ("HAI"), concerning the terms and conditions of certain financing accommodations to be extended by HA.com to HAI.

1. Secured Revolving Line of Credit.

    1.1. From and including the date hereof to but not including the Termination Date, HA.com agrees, on the terms and conditions set forth in this Agreement, to make loans ("Revolving Credit Loans") to HAI from time to time in an aggregate amount not to exceed $1,100,000 at any one time outstanding (the "Aggregate Commitment"). For purposes hereof, the "Termination Date" shall mean the first to occur of (a) March 31, 2001 or (b) effectiveness of the Reorganization contemplated by that certain Amended and Restated Agreement and Plan of Reorganization by and between HA.com and HAI.

    1.2. HAI's obligation to pay the principal of, and interest on, the Revolving Credit Loans shall be evidenced by a Revolving Credit Note in the form attached hereto as Exhibit A. Although the Revolving Credit Note shall be dated the date of the initial Revolving Credit Loan, interest in respect thereof shall be payable only for the periods during which the Revolving Credit Loans evidenced thereby are outstanding and, although the stated amount of the Revolving Credit Note shall be in the amount of the Aggregate Commitment, the Revolving Credit Note shall be enforceable, with respect to HAI's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Revolving Credit Loan at the time evidenced thereby.

    1.3. Revolving Credit Loans shall bear interest, payable in a lump sum at the Termination Date, at the per annum rate of 12%. Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

    1.4. HAI may from time to time pay, without penalty or premium, all outstanding Revolving Credit Loans.


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    1.5. Revolving Credit Loans shall be due and payable upon the first to occur of (i) the Termination Date or (ii) upon a merger, change of control or sale of all or substantially all of the assets of HAI.

    1.6. Revolving Credit Loans shall be secured by a perfected first security interest in and to shares of HA.com common stock, pledged to HA.com in accordance with and subject to the terms of the Stock Pledge and Security Agreement attached hereto as Exhibit B and made a part hereof (the "Security Agreement"). Upon the making of any Revolving Credit Loan advanced on any Funding Date, HAI shall deliver to HA.com in accordance with the terms of the Security Agreement a certificate or certificates (accompanied by an executed stock power in blank) representing the number of shares of HA.com common stock equal to (a) the amount of the Revolving Credit Loan divided by (b) 1.3 times the Average HAI Trading Price. All such shares of HA.com common stock so delivered shall be free and clear of any and all liens, claims, charges or encumbrances whatsoever. For purposes hereof, the "Average HAI Trading Price" shall mean, as of the date of funding of any Revolving Credit Loan, the average closing price per share of HAI common stock as quoted on the Nasdaq National Market (or on such other market as shares of HAI are then quoted) for the 10 consecutive trading days immediately preceding such date of funding; provided, however, that the Average HAI Trading Price shall be deemed to be not less than $3.00 per share and not greater than $5.00 per share.

    1.7 The proceeds of Revolving Credit Loans shall be used solely to fund (a) fees and expenses associated with the Reorganization, including legal fees, accounting fees, SEC registration and filing fees, investment and commercial banking fees, (b) interest when due on HAI's Convertible Debentures and (c) certain HAI operating expenses and costs through the close date of the Reorganization as generally described in Schedule A attached thereto (collectively "Permitted Uses"). HAI shall deliver once each month to the HAI Board of Directors and to the HA.com Board of Directors a schedule setting forth all such expenses and draws that occurred that month with appropriate detail to tie such report back to the cash flow projection schedule the parties used to negotiate the Revolving Credit Loan.

1.8 HA.com's obligations to fund the initial Revolving Credit Loans shall be subject to the satisfaction of the following conditions:

     1.8.1 No event shall have occurred which shall reasonably be expected to have a material adverse effect on the properties, business, operations, condition (financial or otherwise), liabilities or capitalization of HAI;

     1.8.2 No default or event which, with notice or lapse of time or both, would constitute a default shall have occurred and be then continuing with respect to any indebtedness of HAI, or agreement governing such indebtedness, then outstanding;


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         1.8.3   Each of the representations and warranties made herein by HAI shall be true and correct in all respects;

         1.8.4 The parties thereto shall have executed and delivered to HA.com a Subordination Agreement, substantially in the form as attached hereto as Exhibit C and made a part hereof;

         1.8.5 HAI shall have executed and delivered to HA.com the Security Agreement,

         1.8.6 HA.com shall have received a properly executed Borrowing Certificate containing the information as prescribed in Section 1.10.

    1.9 HA.com's obligations to fund subsequent Revolving Credit Loans shall be subject to satisfaction of the following conditions:

         1.9.1 No event shall have occurred which shall reasonably be expected to have a material adverse effect on the properties, business, operations, condition (financial or otherwise), liabilities or capitalization of HAI or its subsidiaries;

         1.9.2 No default or event which, with notice or lapse of time or both, would constitute a default shall have occurred and be then continuing with respect to any indebtedness of HAI, or agreement governing such indebtedness, then outstanding;

         1.9.3 Each of the representations and warranties made herein by HAI shall be true and correct in all respects; and


         1.9.4 HA.com shall have received a properly executed Borrowing Certificate containing the information as prescribed in Section 1.10.

    1.10 Revolving Credit Loans shall be made in minimum draws of $25,000, upon notice delivered to HA.com not less than five days prior to the applicable funding date (the "Funding Date"). All Revolving Credit Loans shall be made against delivery of a written borrowing certificate (a "Borrowing Certificate") executed by Michael Ashker (President and Chief Executive Officer of HAI) or, in Mr. Ashker's absence, a majority of the disinterested members of the Board of Directors of HAI, which certificate shall set forth (a) the amount of the Revolving Credit Loan to be advanced on the applicable Funding Date, (b) the anticipated use or uses of proceeds of such Revolving Credit Loan, which uses shall consist solely of Permitted Uses, and (c) certify that all conditions to the making of such Revolving Credit Loans have been satisfied on such Funding Date.

    1.11 The form of Revolving Credit Note evidencing Revolving Credit Loans shall contain such provisions respecting defaults and remedies as are usual and customary in commercial financing transactions of the type herein described, including appropriate cross default provisions.


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2. Secured Hanover Re Loan

    2.1. Reference is made to that certain Guaranty, dated as of December 29, 1998, as amended, among HAI, Hannover Life Reassurance Company of America (former Reassurance Company of Hannover) and Central Reserve Life Insurance Company (the "Hannover Guaranty"). Against delivery to HA.com of a copy of an unconditional release of HAI from any and all obligations under the Hannover Guaranty, HA.com agrees, on the terms and conditions set forth in this Agreement, to loan to HAI an amount equal to the lesser of (a) the difference between $4.25 million and 90% of the appraised value of the HAI headquarters building located in East Norriston, Pennsylvania, and (b) $1.0 million (the "Secured Hanover Re Loan").

    2.2. HAI's obligation to pay the principal of, and interest on, the Secured Hannover Re Loan shall be evidenced by the Secured Promissory Note in the form attached hereto as Exhibit D.

    2.3. The Secured Hannover Re Loan shall bear interest, payable in a lump sum at the Termination Date, at the per annum rate of 12%. Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

    2.4. HAI may from time to time pay, without penalty or premium, the Secured Hannover Re Loan.

    2.5. The Secured Hannover Re Loan shall be due and payable upon the first to occur of (i) the Termination Date or (ii) upon a merger, change of control or sale of all or substantially all of the assets of HAI.

    2.6. HAI may from time to time pay, without penalty or premium, the Secured Hannover Re Loan.


    2.7. HA.com's obligations to fund the Secured Hannover Re Loan shall be subject to the satisfaction of the following conditions:

         2.7.1. No event shall have occurred which shall reasonably be expected to have a material adverse effect on the properties, business, operations, condition (financial or otherwise), liabilities or capitalization of HAI;

         2.7.2. No default or event which, with notice or lapse of time or both, would constitute a default shall have occurred and be then continuing with respect to any indebtedness of HAI, or agreement governing such indebtedness, then outstanding;

         2.7.3. Each of the representations and warranties made herein by HAI shall be true and correct in all respects;


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         2.7.4.  The parties thereto shall have executed and delivered to HA.com the Subordination Agreement; and

         2.7.5. HAI shall have executed and delivered to HA.com the Security Agreement.

    2.8. The Secured Hannover Re Loan shall be secured by a prior and perfected first security interest in and to 200,000 shares of HA.com common stock, pledged to HA.com in accordance with and subject to the terms of the Security Agreement. Upon the making of the Secured Hannover Re Loan, HAI shall deliver to HA.com in accordance with the terms of the Security Agreement a certificate or certificates (accompanied by an executed stock power in blank) representing 200,000 shares of HA.com common stock, which shares shall be free and clear of any and all liens, claims, charges or encumbrances whatsoever.

    2.9. The Secured Promissory Note evidencing the Secured Hannover Re Loan shall contain such provisions respecting defaults and remedies as are usual and customary in commercial financing transactions of the type herein described, including appropriate cross default provisions.

3. Unsecured Past Advance Loan

    3.1. HA.com has advanced to HAI from time to time to date the aggregate amount of One Million Three Hundred Four Thousand Five Hundred Eighty-Nine Dollars ($1,304,589). To evidence such advances, HAI agrees to execute and deliver to HA.com, upon the execution of this Agreement, an Unsecured Promissory Note in the form attached hereto as Exhibit E in the principal amount of $1,304,589.

    3.2. The Unsecured Past Advance Loan shall bear interest, payable in a lump sum at the Termination Date, at the per annum rate of 12%. Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

    3.3. HAI may from time to time pay, without penalty or premium, the Unsecured Past Advance Loan.

    3.4. The Promissory Note evidencing the Unsecured Past Advance Loan shall contain such provisions respecting defaults and remedies as are usual and customary in commercial financing transactions of the type herein described, including appropriate cross default provisions.

4. Representations and Warranties of HAI. HAI hereby represents and warrants to HA.com as follows:

    4.1. HAI is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has full power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, and to enter into this Agreement and to carry out the transactions contemplated by this Agreement.


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    4.2. The execution, delivery and performance by HAI of this Agreement have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by HAI. This Agreement and the Notes constitute the valid and binding obligations of HAI legally enforceable against HAI in accordance with their respective terms. HAI has obtained all material consents, authorizations and approvals of, and has made or will make all material declarations and filings with, all federal and state governmental authorities required on the part of HAI in connection with the consummation of the transactions contemplated by this Agreement.

    4.3. The execution of and performance by HAI of its obligations under this Agreement will not violate any provision of law or governmental rule or regulation, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under (i) HAI's Certificate of Incorporation, (ii) HAI's by-laws as currently in effect (the "By-laws"), (iii) any judgment, decree or order to which HAI is bound or (iv) any agreement, contract, lease, indenture or other instrument to which HAI is bound.

5. Indemnification. HAI shall indemnify and hold harmless HA.com from and against any losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) the falsity or incorrectness in any material respect as of the Closing Date of any representation or warranty of HAI contained in or made pursuant to Section 3 hereof, or (b) the existence of any condition, event or fact constituting, or which with notice or passage of time, or both, would constitute a default or breach in the observance of any of HAI's undertakings or covenants hereunder or under any of the documents executed in connection herewith. HAI shall also pay all attorneys' fees and costs and court costs incurred by HA.com in enforcing the indemnification provided for in this section.

6. All notices, requests, consents and other communications provided for herein (except as stated in the last sentence of this section) shall be in writing, and shall be mailed by certified mail, postage prepaid, delivered by Federal Express or similar overnight courier, or personally delivered, as follows:

                  If to HAI:

                  Michael Ashker
                  President & CEO
                  HealthAxis, Inc.
                  2500 DeKalb Pike
                  East Norriton, PA 19401


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                  If to HA.com:

                  Michael Ashker
                  President & CEO
                  HealthAxis.com, Inc.
                  5215 N. O'Connor, Suite 800
                  Irving, TX 75039
                  cc: Michael G. Hankinson, General Counsel

    or such other addresses as each of the parties hereto may provide from time to time in writing to the other parties. For purposes of this Agreement (i) in the case of communications sent by mail, the date of mailing shall be deemed to be the delivery date and (ii) in the case of communications sent by overnight courier, the date next succeeding the date of transmission shall be deemed to be the delivery date.

7. Modifications; Waiver. Neither this Agreement nor any provision hereof may be changed or waived unless effected by a writing executed and delivered by the parties hereto.

8. Entire Agreement. This Agreement, including the Exhibits hereto, contain the entire agreements between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof.

9. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

10. Governing Law and Severability. This Agreement shall be governed by the laws of the State of Texas as applied to agreements entered into and to be performed entirely within the State of Texas. In the event any provision of this Agreement or the application of such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

11. Headings. The descriptive headings of the Sections hereof and the Exhibits hereto are inserted for convenience only, and do not constitute a part of this Agreement.


                    [Rest of Page Left Intentionally Blank]


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         Please acknowledge the agreement of HAI to the foregoing by signing and returning to the undersigned the enclosed copy of this letter.

                                             Very truly yours,


                                             HEALTHAXIS.COM, INC.


                                             By: /s/ Gregory T. Mutz
                                                 ------------------------------
                                                 Gregory T. Mutz
                                                 Chair, Special Merger Committee
                                                 Board of Directors


Agreed and acknowledged this 29th day of September 2000


    HEALTHAXIS INC.





By: /s/ Michael Ashker
    --------------------------
    Michael Ashker
    President & CEO



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